Exhibit 99.1

Montpelier Re Reports Initial Loss Estimates From

Third Quarter Catastrophe Losses

and Provides Update on Other Recent Loss Estimates

HAMILTON, Bermuda, October 13, 2011 — Montpelier Re Holdings Ltd. (NYSE: MRH) (“Montpelier” or the “Company”), today announced a preliminary estimate of third quarter pretax catastrophe losses.

The estimate comprises $30 million from US events including Hurricane Irene and the Texas wildfires, $20 million from US regional aggregate covers, and $10 million from the July Danish floods. In addition, the Company now estimates it will incur $10 million of net losses from the June 2011 New Zealand earthquake. All of these amounts are net of retrocessional recoveries and reinstatement premiums.

The Company reiterates that in view of the uncertainties associated with preliminary estimates, its actual losses may differ, perhaps significantly, from these amounts.

Montpelier, through its operating subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in Montpelier’s public filings with the Securities and Exchange Commission.

Application of the Safe Harbor of the Private Securities

Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the United States federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. See “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar meaning generally involve forward-looking statements.

Important events and uncertainties that could cause our actual results, future common or preferred share dividends or repurchases to differ include, but are not necessarily limited to: market conditions affecting our common or preferred share prices; the possibility of severe or unanticipated losses from natural or man-made catastrophes including those that may result from changes in climate conditions including, but not limited to, global temperatures and expected sea levels; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plans of the Company and its subsidiaries effectively; increases in our general and administrative expenses due to new business ventures, which expenses may not be recoverable through additional profits; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modelling techniques; the accuracy of written premium estimates reported by cedants and brokers on pro rata contracts and certain excess of loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; our ability to assimilate effectively the additional regulatory issues created by our entry into new markets; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in our industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and the impact of foreign currency fluctuations.

We undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Source: Montpelier Re Holdings Ltd.

Investors: William Pollett, Chief Strategy and Development Officer, Treasurer& SVP, 441-299-7576 or Media: Jeannine Menzies, Corporate Affairs Manager, 441-299-7570